Exhibit 99.1

MATERION CORPORATION REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS
CONFIRMS OUTLOOK FOR 2015

MAYFIELD HEIGHTS, Ohio - April 30, 2015 - Materion Corporation (NYSE:MTRN) today reported first quarter 2015 financial results.

▪	First quarter 2015 GAAP earnings were $0.47 per share, diluted. This compares to $0.35 per share, diluted, earned in the first quarter of 2014.

▪	Adjusted first quarter earnings were $0.41 per share, diluted, up 41%, compared to $0.29 per share, diluted, in the first quarter of 2014.

▪	Net sales for the first quarter of 2015 were $290.0 million. Value-added sales were $162.6 million, up 12% compared to the prior year period.

▪	Adjusted operating profit margin, as a percent of value-added sales, expanded year over year to 7.4%, a 110 basis point improvement.

▪	All three business groups delivered top line growth and expanded profit margins in the first quarter of 2015 compared to the first quarter of 2014.

▪	The Company confirms its previously announced 2015 adjusted earnings forecast range of $1.80 to $2.00 per share, diluted.

FIRST QUARTER 2015 RESULTS

Net sales for the first quarter were $290.0 million, compared to net sales of $258.9 million for the first quarter of 2014. Value-added sales grew 12% to $162.6 million compared to value-added sales of $144.9 million for the first quarter of 2014. The growth in value-added sales in the first quarter of 2015 compared to the same period of last year was due primarily to stronger demand from customers in the industrial components, medical, consumer electronics, automotive electronics and defense markets.

Adjusted operating profit for the first quarter of 2015, which excludes the net benefit of an insurance settlement related to the pebble plant, reached $12.1 million, a 33% increase over the prior-year first quarter adjusted operating profit. Adjusted operating profit margin, expressed as a percent of value-added sales, expanded by 110 basis points to 7.4% from the 2014 first quarter level. The margin improvement is a result of the higher sales volume and an improved product mix.

Net income for the first quarter of 2015 was $9.6 million, or $0.47 per share, diluted. This compares to net income of $7.3 million, or $0.35 per share, diluted, for the first quarter of the prior year. Adjusted earnings, which excludes the net insurance settlement benefit, for the first quarter of 2015 were $0.41 per share, diluted, up 41% compared to the first quarter of 2014 adjusted earnings of $0.29 per share, diluted.

CHAIRMAN’S COMMENTS

Richard J. Hipple, Chairman, President and Chief Executive Officer, stated, “We are off to a great start for 2015. This marks the fourth consecutive quarter of meaningful year-over-year earnings and value-added sales growth. The strength across the majority of our key end markets, combined with our ability to penetrate new markets and applications with our differentiated products, more than offset the significant decline in oil and gas and adverse impacts of the weakening euro. I am encouraged with the value-added sales growth and expanded profit margin each of our three business groups recorded in the quarter, along with our new product sales comprising 11% of our net sales. We remain committed to strategies that achieve strong organic value-added sales growth and margin expansion.”

ANALYST MEETING

On Wednesday, May 13, 2015, the Company is hosting an Investor Day for investment professionals at the Plaza Hotel in New York City, New York, from 9:00 a.m. to 12:00 p.m. During the event, Chairman, President and Chief Executive Officer, Richard Hipple, Vice President, Finance and Chief Financial Officer, Joseph Kelley, and each of the Company’s business unit Presidents will present an overview of the Company’s growth opportunities and long-range 2017 financial targets. Those interested in attending should contact Lynn Benz at (216) 383-6812.

BUSINESS SEGMENT REPORTING

Advanced Materials

Advanced Materials’ net sales for the first quarter of 2015 were $149.9 million, which compares to first quarter of 2014 net sales of $129.3 million. Value-added sales for the first quarter of 2015 were $51.7 million, up 24% compared to the first quarter 2014 value-added sales of $41.7 million. The improvement in the first quarter value-added sales compared to the same period last year was driven primarily by strength from customers in the consumer electronics, industrial components and the broader semiconductor market.

Operating profit for the first quarter of 2015 was $8.9 million, up $3.4 million, or 62%, compared to an adjusted operating profit of $5.5 million in the first quarter of 2014. Operating profit as a percent of value-added sales for the first quarter of 2015 was 17.2% compared to adjusted operating profit of 13.2% for the first quarter of 2014. The significant improvement in profit margins is a result of leveraging a double-digit volume growth and favorable product mix.

Performance Alloys and Composites

Net sales for Performance Alloys and Composites in the first quarter of 2015 were $103.3 million, a 6% increase over net sales of $97.2 million in the first quarter of 2014. Value-added sales were $85.6 million in the first quarter of 2015, up $5.6 million, or 7%, compared to $80.0 million in the first quarter of 2014. A strong 8% volume increase, primarily in the industrial components end market, offset the headwinds from a weakening euro and declines in the energy market and, more specifically, with oil and gas customers.

Operating profit for the first quarter of 2015 was $6.8 million, or 7.9% of value-added sales, which compares to $6.2 million, or 7.8% of value-added sales, for the first quarter of 2014. The operating profit margin expansion resulted primarily from leveraging the volume growth.

Other

The Other segment includes the operating results of the Precision Coatings group and unallocated corporate costs.

Within the Other segment, Precision Coatings’ net sales for the first quarter of 2015 were $36.6 million, which compare to net sales of $33.9 million for the first quarter of 2014. Value-added sales for the first quarter of 2015 were $24.6 million, up $0.7 million, or 3%, compared to value-added sales of $23.9 million for the same period of 2014. The increase in value-added sales is due to stronger demand from customers in the medical, automotive electronics and defense markets, offset in part by weaker demand in consumer electronics.

Precision Coatings’ operating profit for the first quarter of 2015 was $1.7 million, or 6.9% of value-added sales, which compares to an adjusted operating profit of $1.5 million, or 6.3% of value-added sales, for the first quarter of 2014.

OUTLOOK

The success of our new product development efforts has broadened the Company’s market breadth and enhanced growth opportunities across the Company’s key markets. Despite the headwinds from the oil and gas market and the weakening euro, we continue to have momentum overall and are committed to growing both value-added sales and earnings in 2015. The Company is therefore confirming its previously announced 2015 adjusted earnings forecast range of $1.80 to $2.00 per share, diluted, 10-20% above 2014 adjusted earnings of $1.65 per share, diluted.

CONFERENCE CALL

Materion Corporation will host a conference call with analysts at 9:00 a.m. Eastern Time, April 30, 2015. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 15, 2015 by dialing (877) 660-6853 or (201) 612-7415; please reference Conference ID Number 13606106. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

▪	Actual net sales, operating rates and margins for 2015;

▪	The global economy;

▪	The impact of any U.S. Federal Government shutdowns and sequestrations;

▪
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, medical, automotive electronics, energy, telecommunications infrastructure, defense, commercial aerospace, and science;

▪	Changes in product mix and the financial condition of customers;

▪	Our success in developing and introducing new products and new product ramp-up rates;

▪	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

▪	Our success in integrating acquired businesses;

▪	The impact of the results of acquisitions on our ability to achieve fully the strategic and financial objectives related to these acquisitions;

▪	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects, including the beryllium pebble facility in Elmore, Ohio;

▪	The availability of adequate lines of credit and the associated interest rates;

▪
Other financial factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, and the impact of the Company’s stock price on the cost of incentive compensation plans;

▪	The uncertainties related to the impact of war, terrorist activities and acts of God;

▪	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

▪	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

▪	The success of the realignment of our businesses; and

▪	The risk factors as set forth in Item 1A of our Form 10-K for the year ended December 31, 2014.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                    Media Contact:

Michael C. Hasychak                Patrick S. Carpenter
(216) 383-6823                    (216) 383-6835
mike.hasychak@materion.com            patrick.carpenter@materion.com

http://www.materion.com
Mayfield Hts-g
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Attachment 1
Materion Corporation
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	Apr. 3, 2015	Mar. 28, 2014
Net sales	$290,024	$258,929
Cost of sales	237,669	213,467
Gross margin	52,355	45,462
Selling, general and administrative expense	36,941	31,259
Research and development expense	3,348	2,787
Other — net	(2,158)	363
Operating profit	14,224	11,053
Interest expense — net	657	695
Income before income taxes	13,567	10,358
Income tax expense (benefit)	3,938	3,027
Net income	$9,629	$7,331

Basic earnings per share:
Net income per share of common stock	$0.48	$0.36

Diluted earnings per share:
Net income per share of common stock	$0.47	$0.35

Cash dividends per share	$0.085	$0.080

Weighted-average number of shares of common stock outstanding
Basic	20,144	20,604
Diluted	20,447	20,962

Attachment 2
Materion Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands)	Apr. 3, 2015	Dec. 31, 2014
Assets
Current assets
Cash and cash equivalents	$21,938	$13,150
Accounts receivable	117,126	112,780
Inventories	237,028	232,409
Prepaid expenses	17,161	14,953
Deferred income taxes	13,347	13,402
Total current assets	406,600	386,694

Long-term deferred income taxes	17,494	17,722

Property, plant and equipment	813,806	800,671
Less allowances for depreciation, depletion and amortization	(565,456)	(553,083)
Property, plant and equipment—net	248,350	247,588
Intangible assets	17,109	18,559
Other assets	4,868	4,781
Goodwill	86,725	86,725
Total assets	$781,146	$762,069

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$667	$653
Accounts payable	38,054	36,239
Other liabilities and accrued items	41,171	59,151
Income taxes	4,222	3,144
Unearned revenue	10,389	4,879
Total current liabilities	94,503	104,066

Other long-term liabilities	17,853	18,203
Retirement and post-employment benefits	99,701	103,891
Unearned income	49,469	51,796
Long-term income taxes	1,750	1,750
Deferred income taxes	2,166	617
Long-term debt	50,787	23,613
Shareholders’ equity	464,917	458,133
Total liabilities and shareholders’ equity	$781,146	$762,069

Attachment 3
Materion Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	Apr. 3	Mar. 28
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$9,629	$7,331
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation, depletion and amortization	11,909	12,131
Amortization of deferred financing costs in interest expense	148	178
Changes in assets and liabilities net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(5,467)	(8,214)
Decrease (increase) in inventory	(5,925)	(13,363)
Decrease (increase) in prepaid and other current assets	(2,480)	153
Decrease (increase) in deferred income taxes	340	17
Increase (decrease) in accounts payable and accrued expenses	(18,494)	(16,474)
Increase (decrease) in unearned revenue	5,510	1,462
Increase (decrease) in interest and taxes payable	1,314	2,648
Increase (decrease) in long-term liabilities	(1,520)	(7,671)
Other-net	969	(1,409)
Net cash (used in) provided from operating activities	(4,067)	(23,211)
Cash flows from investing activities:
Payments for purchase of property, plant and equipment	(7,196)	(6,120)
Payments for mine development	(3,748)	(80)
Proceeds from sale of property, plant and equipment	—	3,009
Net cash used in investing activities	(10,944)	(3,191)
Cash flows from financing activities:
Repayment of short-term debt	13	4,119
Proceeds from issuance of long-term debt	41,103	30,086
Repayment of long-term debt	(13,929)	(8,246)
Principal payments under capital lease obligations	(230)	(163)
Cash dividends paid	(1,708)	(1,648)
Repurchase of common stock	(768)	(1,466)
Issuance of common stock under stock option plans	—	65
Tax benefit from stock compensation realization	—	13
Net cash provided from (used in) financing activities	24,481	22,760
Effects of exchange rate changes	(682)	181
Net change in cash and cash equivalents	8,788	(3,461)
Cash and cash equivalents at beginning of period	13,150	22,774
Cash and cash equivalents at end of period	$21,938	$19,313

Attachment 4
Materion Corporation
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	First Quarter Ended						Fourth Quarter Ended
(In millions)	Apr. 3, 2015			Mar. 28, 2014			Dec. 31. 2014
Sales
Performance Alloys and Composites	$103.3			$97.2			$112.3
Advanced Materials	149.9			129.3			135.3
Other	36.8			32.4			40.8
Precision Coatings		36.6			33.9			39.7
Corporate		0.2			(1.5)			1.1
Total	$290.0			$258.9			$288.4

Less: Pass-through Metal Cost
Performance Alloys and Composites	$17.7			$17.2			$18.4
Advanced Materials	98.2			87.6			87.0
Other	11.5			9.2			16.0
Precision Coatings		12.0			10.0			13.2
Corporate		(0.5)			(0.8)			2.8
Total	$127.4			$114.0			$121.4

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$85.6			$80.0			$93.9
Advanced Materials	51.7			41.7			48.3
Other	25.3			23.2			24.8
Precision Coatings		24.6			23.9			26.5
Corporate		0.7			(0.7)			(1.7)
Total	$162.6			$144.9			$167.0

Gross Margin			% of VA			% of VA			% of VA
Performance Alloys and Composites	$23.1		27%	$22.7		28%	$26.8		29%
Advanced Materials	20.7		40%	16.1		39%	20.6		43%
Other	8.6		—	6.7		—	8.5		—
Precision Coatings		8.3	34%		7.1	30%		9.6	36%
Corporate		0.3	—		(0.4)	—		(1.1)	—
Total	$52.4		32%	$45.5		31%	$55.8		33%

Operating Profit			% of VA			% of VA			% of VA
Performance Alloys and Composites	$6.8		8%	$6.2		8%	$10.4		12%
Advanced Materials	8.9		17%	5.1		12%	7.4		15%
Other	(1.5)		—	(0.2)		—	(3.9)		—
Precision Coatings		1.7	7%		4.1	17%		2.6	10%
Corporate		(3.2)	—		(4.3)	—		(6.4)	—
Total	$14.2		9%	$11.1		8%	$13.9		8%

The cost of gold, silver, platinum, palladium and copper is passed through to customers and therefore the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management reviews net sales on a value-added basis. Value-added sales is a non-GAAP measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs and their costs are not deducted from net sales to calculate value-added sales.

The Company's pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company's results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company's intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation
Reconciliation of Non-GAAP Measure - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(In millions except per share amounts)	Apr. 3, 2015	Mar. 28, 2014	Dec. 31, 2014
GAAP as Reported
Net Sales	$290.0	$258.9	$288.4
Gross margin	52.4	45.5	55.8
Operating profit	14.2	11.1	13.9
Net income	9.6	7.3	12.0
EPS - Diluted	$0.47	$0.35	$0.58

Facility closure and reorganization costs (benefits)
Cost of goods sold	$—	$0.2	$—
Selling, general and administrative	—	0.5	—
Other-net	—	(2.6)	—
Recovery from insurance and other litigation, net of expenses
Selling, general and administrative	$1.7	$—	$—
Other-net	(3.8)	—	—
Total special items	$(2.1)	$(1.9)	$—
Special items - net of tax	$(1.3)	$(1.3)	$—
Tax Special Item	$—	$—	$(1.8)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$162.6	$144.9	$167
Gross margin	52.4	45.7	55.8
Gross margin % of VA	32.2%	31.5%	33.4%
Operating profit	12.1	9.1	13.9
Operating profit % of VA	7.5%	6.3%	8.3%
Net income	8.3	6	10.2
EPS - Diluted	$0.41	$0.29	$0.50

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including gross margin, operating profit, net income and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation, we have adjusted out the cost (benefit) impact of the net recovery from insurance and other litigation claims and certain income tax items from the applicable GAAP measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation
Value-added sales by Market
(Unaudited)

(in millions)

	First Quarter Ended
	Apr. 3, 2015	Mar. 28, 2014	% Change
Materion Corporation
Consumer Electronics	$44.4	$ 41.9	6%
Industrial Components	25.2	19.3	31%
Medical	17.6	14.2	24%
Energy	12.4	12.2	2%
Automotive Electronics	15.0	13.6	10%
Telecom Infrastructure	9.2	8.2	12%
Defense	9.6	8.4	14%
Other	29.2	27.1	8%
Total	$162.6	$144.9	12%
Performance Alloy and Composites
Consumer Electronics	$15.9	$15.0	6%
Industrial Components	18.1	13.9	30%
Medical	1.8	1.8	—%
Energy	8.3	9.1	(9)%
Automotive Electronics	13.9	13.3	5%
Telecom Infrastructure	6.6	5.9	12%
Defense	4.9	5.0	(2)%
Other	16.3	16.1	1%
Total	$85.8	$80.1	7%
Advanced Materials
Consumer Electronics	$23.4	$20.1	16%
Industrial Components	6.4	4.4	45%
Medical	2.6	1.8	44%
Energy	4.1	3.1	32%
Automotive Electronics	—	—	—%
Telecom Infrastructure	2.7	2.3	17%
Defense	2.0	1.3	54%
Other	10.5	8.7	21%
Total	$51.7	$41.7	24%
Other
Consumer Electronics	$5.2	$6.8	(24)%
Industrial Components	0.8	1.0	(17)%
Medical	13.1	10.6	24%
Energy	—	—	—%
Automotive Electronics	1.1	0.3	267%
Telecom Infrastructure	—	—	—%
Defense	2.7	2.1	29%
Other	1.6	3.1	(48)%
Total	$24.5	23.9	3%